SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event

Reported):  January 8, 2008

J.P. MORGAN ACCEPTANCE CORPORATION I (as depositor under the Trust Agreement, relating to the J.P. Morgan Mortgage Trust 2007-A1, Mortgage Pass-Through Certificates, Series 2007-A1)

J.P. MORGAN MORTGAGE TRUST 2007-A1
(Exact name of Issuing Entity as specified in its charter)

J.P. MORGAN ACCEPTANCE CORPORATION I
(Exact name of Depositor as specified in its charter)

J.P. MORGAN MORTGAGE ACQUISITION CORP.
(Exact name of Sponsor as specified in its charter)
Delaware	333-130192-32	13-3475488
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

270 Park Avenue New York, New York 10017
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (212) 834-3850

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On January 1, 2007, J.P. Morgan Acceptance Corporation I (the “Company”) entered into a Trust Agreement dated as of January 1, 2007 (the “Trust Agreement”), by and among the Company, as depositor, U.S. Bank National Association, as master servicer (in such capacity, the “Master Servicer”) and securities administrator (in such capacity, the “Securities Administrator”) and HSBC Bank USA, National Association, as trustee (the “Trustee”), providing for the issuance of J.P. Morgan Mortgage Trust 2007-A1 Mortgage Pass-Through Certificates. The Trust Agreement is annexed hereto as Exhibit 4.1.

Item 9.01.  Financial Statements and Exhibits.

(a)  Financial statements of businesses acquired:

Not applicable.

(b)  Pro forma financial information:

Not applicable.

(c)  Shell Company Transaction:

Not applicable.

(d)  Exhibits:

Exhibit No.

Description

4.1

Trust Agreement, dated as of January 1, 2007, by and among J.P. Morgan Acceptance Corporation I, HSBC Bank USA, National Association, as trustee and U.S. Bank National Association, as securities administrator.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J.P. MORGAN ACCEPTANCE CORPORATION I

By:      /s/ Paul H. White

    Name:  Paul H. White

    Title:  Vice President

Dated:  January 8, 2008

Exhibit Index

4.1

Trust Agreement, dated as of January 1, 2007, by and among J.P. Morgan Acceptance Corporation I, HSBC Bank USA, National Association, as trustee and U.S. Bank National Association, as securities administrator.